SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Rule 14a-6(e)(2))
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[X] Soliciting Material under 240.14a-12

                  Global Entertainment Holdings/Equities, Inc.
                (Name of Registrant as Specified in Its Charter)

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501 Brickell Key Drive, Suite 603
Miami, FL 33131
Phone: (305) 374-2036   Fax: (305) 373-4668

CONTACT:
Jonathon Shatz
Global Entertainment Holdings/Equities Inc.
jshatz@globalentertainmentinc.com
1.305.374.2036
1.888.777.4266


             GLOBAL ENTERTAINMENT ANNOUNCES ITS POSITION REGARDING AN IMPROPERLY CALLED SPECIAL MEETING OF SHAREHOLDERS

     Miami, Florida, September 20, 2002 - Global Entertainment Holdings/Equities Inc. (OTC BB: GAMM) (www.globalentertainmentinc.com) (the "Company") announced its position regarding the validity of a special meeting of the Company's shareholders set for October 7, 2002, which was apparently called by a group of its shareholders but later withdrawn by this same group.

     On September 4, 2002, an apparent group of the Company's shareholders attempted to call a special meeting of all the Company's shareholders by setting a record date and a meeting date with Automatic Data Processing, Inc. ("ADP"). ADP normally does not set record and meeting dates at the behest of shareholders, however, the Company believes that ADP was misinformed of the authority of this group to represent the Company. According to state law and the Company's bylaws, only the Company's president or its board of directors are authorized to call a special meeting of its shareholders. Holders of a material amount of shares of the Company's outstanding stock may request that its president or board of directors call a special meeting, but the shareholders have no authority to call a special meeting themselves.

     It is the Company's opinion that the shareholder group did not possess the authority to call this special meeting, which was called within ninety (90) days of the annual shareholders meeting, and was also called for improper business purposes, both of which violate the Company's bylaws.

      In connection with what the Company believes to be an improperly called special meeting, proxy solicitation material was mailed to the Company's holders of record in violation of federal securities laws. In a notice filed September 19 with the Securities and Exchange Commission, this apparent group of the Company's shareholders advised shareholders in receipt of their proxy solicitation material to disregard and discard it, and to take no additional action.

      Bryan Abboud, President and Chief Executive Officer of the Company said, "The notice filed with the SEC reaffirms the Company's position that the October 7 special meeting of shareholders is not a proper meeting because shareholders of the Company have no authority to call special meetings of the shareholders. Although the



               501 Brickell Key Drive, Suite 603, Miami, FL 33131
                   Telephone: 305.374.2036 Fax: 305.373.4668
     www.globalentertainmentinc.com email: info@globalentertainmentinc.com unauthorized efforts of this group of shareholders have been appropriately halted, the Company unfortunately expects similar actions from such shareholders in the future. We advise our shareholders to take no action unless or until they receive a valid notice of a special meeting of shareholders from the Company accompanied with definitive proxy solicitation materials."

      The Company advises its shareholders to carefully read any definitive proxy solicitation materials that they receive from the Company as such material will contain important information. All definitive proxy solicitation materials and any other relevant documents will be available free of charge at the Securities and Exchange Commission's website, www.sec.gov. The identity of the participants in any such solicitation is set forth in the Company's most recent definitive proxy statement as filed with the Securities and Exchange Commission on June 24, 2002 and also available free of charge at the Securities and Exchange Commission's website, www.sec.gov.


      Notes to Editors:

      Global Entertainment Holdings/Equities, Inc. (OTC BB: GAMM) is a leading publicly traded holding company that provides business development support and administrative assistance for technology-driven subsidiaries that license, develop and host Internet software applications and operate web publishing sites in the online gaming sector.


      Safe Harbor Statement
      ---------------------
      Some statements in this release are forward-looking and are subject to certain risks and uncertainties, including, but not limited to, economic conditions, competition, changes in laws, and the demand for the company's goods and services, which could significantly affect anticipated future results. Actual results may differ materially from any forward-looking statements.

           www.globalentertainmentinc.com | www.interactive-gaming.com
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               501 Brickell Key Drive, Suite 603, Miami, FL 33131
                   Telephone: 305.374.2036 Fax: 305.373.4668
     www.globalentertainmentinc.com email: info@globalentertainmentinc.com